Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-133601-99, 333-133599-99, 33-46724-99, 33-57675-99, 33-62394-99, 333-17407-99, 333-25857-99, 333-53912-99, 333-80511-99, 333-107450-99, and 333-107451-99) of Noble Corporation, a Swiss corporation (“Noble-Swiss”) of our report dated February 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Noble-Swiss, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2011